UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2004

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2004, Tempur-Pedic International Inc. entered into an Underwriting Agreement with Lehman Brothers Inc., Goldman, Sachs & Co., UBS Securities LLC, Piper Jaffray & Co., and Adams Harkness, Inc. (collectively, the “Underwriters”) and the Selling Stockholders (as defined therein), pursuant to which the Selling Stockholders have agreed to sell 13,000,000 shares of the common stock of Tempur-Pedic International Inc. to the Underwriters. The Underwriting Agreement also grants the Underwriters an option to purchase up to an aggregate of 1,950,000 shares of the common stock of Tempur-Pedic International Inc. to cover over-allotments.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

1.1. Underwriting Agreement, dated November 17, 2004, by and among Tempur-Pedic International Inc, the Selling Stockholders (as defined therein), Lehman Brothers Inc., Goldman, Sachs & Co., UBS Securities LLC, Piper Jaffray & Co., and Adams Harkness, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2004

Tempur-Pedic International Inc.

By:	/s/ Robert B. Trussell, Jr.
Name:	Robert B. Trussell, Jr.
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated November 17, 2004, by and among Tempur-Pedic International Inc, the Selling Stockholders (as defined therein), Lehman Brothers Inc., Goldman, Sachs & Co., UBS Securities LLC, Piper Jaffray & Co., and Adams Harkness, Inc.